Exhibit 99.3



                MERCHANTS OF SHENANDOAH BAN-CORP.
                          ("Merchants")

            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
          Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints ______________________ and ____________________________the proxies of the undersigned (each with full power of substitution and with all powers the undersigned would possess if personally present) to vote all of the shares of common stock of Merchants standing in the undersigned's name at the Special Meeting of Shareholders of Merchants, to be held at the main office of Merchants, located at _________________________________________, Pennsylvania, on
______________, ___________, 1999, at _____ a.m., local time, and at any adjournment or postponement thereof (the "Meeting"). The undersigned hereby revokes any and all proxies heretofore given with respect to the Meeting.

                 _______________________________

     This proxy will be voted as specified on the reverse side of this card. If no choice is specified, the proxy will be voted FOR approval of the Agreement of Merger dated as of January 12, 1999 between Merchants and First Leesport Bancorp, Inc. (the "Merger Agreement") and FOR approval of the proposal to adjourn the Meeting, if necessary.

          (continued and to be signed on reverse side)

     The Board of Directors recommends a vote FOR approval of the Merger Agreement and FOR approval of the proposal to adjourn the Meeting, if necessary.

     1. Proposal to adopt the Merger Agreement dated as of January 12, 1999 between Merchants and First Leesport
          Bancorp, Inc.

          /__/ For       /__/ Against        /__/ Abstain

     2. Approval of the proposal to adjourn the Meeting, if necessary, to permit further solicitation of proxies in the event there is not sufficient votes at the time of the Meeting to approve the Merger Agreement.

          /__/ For       /__/ Against        /__/ Abstain

     3. In their discretion, such other business as may properly come before the meeting.


Dated:__________, 1999   ________________________________________
                         Signature

                         ________________________________________
                         Signature

                         (Please sign exactly as your name
                         appears.  When signing as an executor,
                         administrator, guardian, trustee or
                         attorney, please give your title as
                         such.  If signer is a corporation,
                         please sign the full corporate name and
                         then an authorized officer should sign
                         his name and print his name and title
                         below his signature. If the shares are
                         held in joint name, all joint owners
                         should sign.)

                              PLEASE DATE, SIGN AND RETURN THIS
                              PROXY IN THE ENCLOSED RETURN
                              ENVELOPE.